EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	July 22, 2013
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.30
PER DILUTED COMMON SHARE FOR SECOND QUARTER 2013

SALT LAKE CITY, July 22, 2013 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported second quarter net earnings applicable to common shareholders of $55.4 million or $0.30 per diluted common share, compared to $88.3 million or $0.48 per diluted share for the first quarter of 2013, and $55.2 million or $0.30 per diluted share for the second quarter of 2012. Net earnings this quarter included after-tax debt extinguishment cost of $24.9 million, or $0.14 per share, which resulted from the redemption of trust preferred securities and a successful tender offer for approximately $258 million of expensive senior debt.

Second Quarter 2013 Highlights

•
Loans and leases held for investment, excluding FDIC-supported loans, increased $471 million compared to the prior quarter to $37.8 billion at June 30, 2013. Average loans and leases, excluding FDIC-supported loans, increased $419 million.

•	Excluding an unusually strong performance from FDIC-supported loans, net interest income was relatively stable compared to the prior quarter, supported by the loan growth previously noted.

•	The Company completed several capital and financing actions during the quarter consistent with its objective of reducing its cost of capital and financing.

•
Credit quality showed continued improvement, with classified loans and nonperforming lending-related assets declining 6% and 12%, respectively, compared to the prior quarter. This continued improvement resulted in a second quarter negative provision for loan losses of $22.0 million.

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ZIONS BANCORPORATION
Press Release – Page 2
July 22, 2013

“We are pleased with the continued growth in loans this quarter, and with the progress that we made toward replacing expensive capital and financing issued during the recent crisis with significantly lower cost instruments,” said Harris H. Simmons, chairman and chief executive officer. “We look forward to continued progress on both fronts in the third quarter.”

Loans
Loans and leases held for investment, excluding FDIC-supported loans, increased $471 million on a net basis to $37.8 billion at June 30, 2013, compared to $37.3 billion at March 31, 2013. The increases were predominantly in commercial and industrial, construction, and 1-4 family residential loans, and were widespread geographically. Decreases of $181 million, primarily in commercial owner occupied and term commercial real estate, partially offset increases in other loan categories. Average loans and leases, excluding FDIC-supported loans, increased $419 million to $37.5 billion during the second quarter of 2013, compared to $37.1 billion during the first quarter of 2013. Unfunded lending commitments at June 30, 2013 increased by approximately $606 million from the amount at March 31, 2013.

Deposits
Average total deposits for the second quarter of 2013 increased $0.6 billion, or 1%, to $45.0 billion, compared to $44.4 billion for the first quarter of 2013. This increase was driven mainly by average noninterest-bearing demand deposits, which increased $0.4 billion to $17.6 billion in the second quarter from $17.2 billion in the first quarter. The ratio of average loans to average deposits was 84% at June 30, 2013, compared to 85% at March 31, 2013.

Debt and Shareholders’ Equity
Consistent with its stated objectives of reducing the cost of its noncommon equity capital and debt financing, the Company completed the following actions during the quarter:

1.
On May 3, 2013, Zions Capital Trust B redeemed all of its 8.0% outstanding trust preferred securities (previously included in long-term debt), or 11.4 million shares, at 100% of their $25 per share liquidation amount for a total of $285 million.

2.
Following its tender offer announced on May 31, 2013, the Company repurchased on June 18, 2013 approximately $258 million of its $500 million outstanding 7.75% senior notes that were due September 23, 2014.

In connection with these transactions, the Company recorded $40.3 million pretax of debt extinguishment cost, which consisted of the early tender premium and write-offs of unamortized debt discount and issuance costs.

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ZIONS BANCORPORATION
Press Release – Page 3
July 22, 2013

3.	On May 3, 2013, the Company issued $126.2 million of its Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock. Dividends are payable quarterly at an annual rate of 5.75%.

4.
On May 17, 2013, the Company issued $300.9 million of its Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock. Dividends are payable semiannually at 5.8% to June 15, 2023, at which time the interest rate resets to three-month LIBOR plus 3.8%.

Net of commissions and fees, the proceeds from these preferred stock issuances added approximately $419.2 million to shareholders’ equity and Tier 1 capital. The Company expects to use the proceeds of these and earlier issuances to call like amounts of its 9.5% Series C preferred stock in the third quarter of 2013.

5.	On June 13, 2013, the Company issued $300 million of 4.5% senior notes due June 13, 2023. Net proceeds were approximately $297.2 million.

The estimated common equity Tier 1 capital ratio was 10.05% at June 30, 2013, compared to 10.07% at March 31, 2013.

Net Interest Income
Net interest income increased to $431 million for the second quarter of 2013, compared to $418 million for the first quarter of 2013. The net interest margin was unchanged at 3.44% in the second quarter of 2013 compared to the first quarter of 2013. Net interest income was favorably impacted this quarter by approximately $9.4 million (8 bps of the net interest margin) due to better than expected performance of FDIC-supported loans. Continued loan growth mitigated the negative effects on net interest income of loan rates resetting at lower levels. Net interest income also benefited from reduced interest expense due to the retirement of expensive long-term debt.

Noninterest Income
Noninterest income for the second quarter of 2013 was $125.1 million, compared to $121.2 million for the first quarter of 2013. The net increase was primarily due to reduced other-than-temporary impairment (“OTTI”) on collateralized debt obligation (“CDO”) securities compared to the previous quarter.

CDO Investment Securities
During the second quarter of 2013, the Company recognized credit-related OTTI on CDOs of $4.2 million, compared to $10.1 million during the first quarter of 2013. Fixed income securities losses of $1.2 million for the second quarter consisted of $3.1 million of gains from $11.4 million of cash principal payments on CDOs previously written down and $4.3 million of losses on sales of $14.9 million in par amount from six CDO

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ZIONS BANCORPORATION
Press Release – Page 4
July 22, 2013

securities. This compares to first quarter gains of $3.3 million from $19.7 million of cash principal payments on CDOs previously written down and no sales.

The following table provides fair value and other information on the CDOs, stratified into performing tranches without credit impairment and nonperforming tranches at June 30, 2013:

	June 30, 2013
					Net unrealized losses recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value			June 30, 2013	March 31, 2013	Change
Performing CDOs
Predominantly bank CDOs	25	$753	$677	$537	$(140)	5.7%	71%	72%	(1)%
Insurance-only CDOs	22	446	442	335	(107)	7.9%	75%	74%	1%
Other CDOs	6	51	40	37	(3)	9.7%	73%	73%	—%
Total performing CDOs	53	1,250	1,159	909	(250)	6.7%	73%	73%	—%

Nonperforming CDOs [3]
CDOs credit impaired prior to last 12 months	14	272	197	108	(89)	10.1%	40%	32%	8%
CDOs credit impaired during last 12 months	44	849	501	245	(256)	9.5%	29%	24%	5%
Total nonperforming CDOs	58	1,121	698	353	(345)	9.7%	31%	27%	4%

Total CDOs	111	$2,371	$1,857	$1,262	$(595)	8.1%	53%	51%	2%

1 Amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI; the majority are predominantly bank CDOs.

The net unrealized pretax losses in accumulated other comprehensive income (“AOCI”) improved by $56 million to $595 million in the second quarter of 2013 from $651 million in the first quarter of 2013 due to fair value increases. These increases occurred primarily in junior tranches and were driven by rising short-term forward interest rates and improvement in credit spreads.

Noninterest Expense
Noninterest expense for the second quarter of 2013 was $451.7 million compared to $397.3 million for the first quarter of 2013. The increase this quarter was due primarily to the debt extinguishment cost of $40 million. Other changes included the provision associated with increased unfunded lending commitments and increased professional and legal services, offset by reduced salary and employee benefit expense primarily resulting from reduced FICA payments. Approximately $3 million of professional services expenses were consulting expenses related to the Company’s upgrade of its stress testing and capital planning capabilities and processes to meet

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ZIONS BANCORPORATION
Press Release – Page 5
July 22, 2013

Comprehensive Capital Analysis and Review (“CCAR”) standards; we expect similar levels of expense related to these efforts in the third and fourth quarters.

Asset Quality
Net loan and lease charge-offs decreased $12.2 million, or 68%, in the second quarter of 2013 compared to the first quarter of 2013, due to significant recoveries of loans previously charged off. Net charge-offs declined primarily in commercial and industrial, owner occupied, and term commercial real estate loans. Gross loan and lease charge-offs were essentially unchanged at $35.1 million in the second quarter of 2013, compared to $35.5 million in the first quarter of 2013; gross charge-offs declined 52% from the second quarter of 2012.

Nonperforming lending-related assets declined 12% to $602 million at June 30, 2013 from $684 million at March 31, 2013. Nonaccrual loans declined 12% to $521 million at June 30, 2013 from $594 million at March 31, 2013. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 1.57% at June 30, 2013, compared to 1.80% at March 31, 2013.

Classified loans, excluding FDIC-supported loans, decreased approximately 6% to $1.64 billion at June 30, 2013, compared to $1.74 billion at March 31, 2013. Approximately 84% of classified loans were current as to principal and interest for the second quarter of 2013, compared to 80% for the first quarter of 2013, and 73% for the second quarter of 2012.

Other credit quality metrics also improved to a degree generally consistent with those metrics detailed above.

The negative provision for loan losses was $22.0 million for the second quarter of 2013, compared to a negative provision of $29.0 million for the first quarter of 2013. The negative provision continues to be driven by the improvement in credit quality. The allowance for credit losses was $0.92 billion, or 2.40% of loans and leases at June 30, 2013, compared to $0.94 billion, or 2.50% of loans and leases at March 31, 2013.

Other Matters
During the second quarter of 2013, the Company’s Board of Directors approved a significant investment by the Company to replace its core loan and deposit systems with an integrated system offered by TATA Consultancy Services; additionally, the Company plans to upgrade its accounting systems. These initiatives will be completed in phases; as such phases are completed, management expects a significant improvement in operational efficiency, risk management, an improved customer experience as well as reduced operational and financial risk stemming from older legacy systems. The Company is executing in phases to allow for thorough testing of the new systems before retiring the current systems, with care being exercised to minimize or eliminate any adverse customer impact.

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ZIONS BANCORPORATION
Press Release – Page 6
July 22, 2013

These initiatives are in the early stages of development and by their very nature, projections of duration, cost, expected savings, and related items are subject to change and significant variability. Management currently estimates that these initiatives will take between five and seven years to implement.  The total cost of these initiatives is currently estimated to be approximately $200 million, with approximately one third of that amount estimated to be capitalized.

Conference Call
Zions will host a conference call to discuss these second quarter results at 5:30 p.m. ET this afternoon (July 22, 2013). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 99931233, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 475 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services, and received 13 “Excellence” awards by Greenwich Associates for the 2012 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and

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ZIONS BANCORPORATION
Press Release – Page 7
July 22, 2013

financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including The Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 8
July 22, 2013

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
PER COMMON SHARE
Dividends	$0.04	$0.01	$0.01	$0.01	$0.01
Book value per common share [1]	27.82	27.43	26.73	26.05	25.48
Tangible common equity per common share [1]	22.09	21.67	20.95	20.24	19.65

SELECTED RATIOS
Return on average assets	0.61%	0.83%	0.43%	0.82%	0.70%
Return on average common equity	4.35%	7.18%	2.91%	5.21%	4.71%
Tangible return on average tangible common equity	5.73%	9.37%	4.07%	7.02%	6.41%
Net interest margin	3.44%	3.44%	3.47%	3.58%	3.56%

Capital Ratios
Tangible common equity ratio [1]	7.57%	7.53%	7.09%	7.17%	6.91%
Tangible equity ratio [1]	10.78%	9.97%	9.15%	9.32%	10.35%
Average equity to average assets	12.11%	11.54%	11.03%	12.22%	12.37%

Risk-Based Capital Ratios [1,2]
Common equity Tier 1 capital	10.05%	10.07%	9.80%	9.86%	9.78%
Tier 1 leverage	11.76%	11.55%	10.96%	11.05%	12.31%
Tier 1 risk-based capital	14.32%	14.08%	13.38%	13.49%	15.03%
Total risk-based capital	15.96%	15.75%	15.05%	15.25%	16.89%

Taxable-equivalent net interest income	$434,579	$422,252	$434,252	$442,595	$430,967

Weighted average common and common-equivalent shares outstanding	184,061,623	183,655,129	183,456,109	183,382,650	183,136,631
Common shares outstanding [1]	184,436,656	184,246,471	184,199,198	184,156,402	184,117,522

1 At period end.
2 Ratios for June 30, 2013 are estimates.

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ZIONS BANCORPORATION
Press Release – Page 9
July 22, 2013

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,183,097	$928,817	$1,841,907	$1,060,918	$1,124,673
Money market investments:
Interest-bearing deposits	8,180,010	5,785,268	5,978,978	5,519,463	7,887,175
Federal funds sold and security resell agreements	221,799	2,340,177	2,775,354	1,960,294	83,529
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $734,292, $684,668, $674,741, $655,768, and $715,710)	783,371	736,158	756,909	740,738	773,016
Available-for-sale, at fair value	3,193,395	3,287,844	3,091,310	3,127,192	3,167,590
Trading account, at fair value	26,385	28,301	28,290	13,963	20,539
	4,003,151	4,052,303	3,876,509	3,881,893	3,961,145

Loans held for sale	164,619	161,559	251,651	220,240	139,245

Loans, net of unearned income and fees:
Loans and leases	37,756,010	37,284,694	37,137,006	36,674,288	36,319,596
FDIC-supported loans	431,935	477,725	528,241	588,566	642,246
	38,187,945	37,762,419	37,665,247	37,262,854	36,961,842
Less allowance for loan losses	813,912	841,781	896,087	927,068	973,443
Loans, net of allowance	37,374,033	36,920,638	36,769,160	36,335,786	35,988,399

Other noninterest-bearing investments	852,939	855,388	855,462	874,903	867,882
Premises and equipment, net	717,299	706,746	708,882	709,188	714,913
Goodwill	1,014,129	1,014,129	1,014,129	1,015,129	1,015,129
Core deposit and other intangibles	43,239	47,000	50,818	55,034	59,277
Other real estate owned	80,789	89,904	98,151	118,190	144,816
Other assets	1,069,436	1,208,635	1,290,917	1,335,963	1,420,829
	$54,904,540	$54,110,564	$55,511,918	$53,087,001	$53,407,012

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$17,803,950	$17,311,150	$18,469,458	$17,295,911	$16,498,248
Interest-bearing:
Savings and money market	22,887,404	22,760,397	22,896,624	21,970,062	21,945,230
Time	2,810,431	2,889,903	2,962,931	3,107,815	3,211,942
Foreign	1,514,270	1,528,745	1,804,060	1,398,749	1,504,827
	45,016,055	44,490,195	46,133,073	43,772,537	43,160,247

Securities sold, not yet purchased	15,799	1,662	26,735	21,708	104,882
Federal funds purchased and security repurchase agreements	240,816	325,107	320,478	451,214	759,591
Other short-term borrowings	—	—	5,409	6,608	7,621
Long-term debt	2,173,176	2,352,569	2,337,113	2,326,659	2,274,571
Reserve for unfunded lending commitments	104,082	100,455	106,809	105,850	103,586
Other liabilities	494,280	489,923	533,660	484,170	507,151
Total liabilities	48,044,208	47,759,911	49,463,277	47,168,746	46,917,649

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,728,659	1,301,289	1,128,302	1,123,377	1,800,473
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 184,436,656, 184,246,471, 184,199,198, 184,156,402, and 184,117,522 shares	4,167,828	4,170,888	4,166,109	4,162,001	4,157,525
Retained earnings	1,338,401	1,290,131	1,203,815	1,170,477	1,110,120
Accumulated other comprehensive income (loss)	(374,556)	(406,903)	(446,157)	(534,738)	(576,147)
Controlling interest shareholders’ equity	6,860,332	6,355,405	6,052,069	5,921,117	6,491,971
Noncontrolling interests	—	(4,752)	(3,428)	(2,862)	(2,608)
Total shareholders’ equity	6,860,332	6,350,653	6,048,641	5,918,255	6,489,363
	$54,904,540	$54,110,564	$55,511,918	$53,087,001	$53,407,012

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ZIONS BANCORPORATION
Press Release – Page 10
July 22, 2013

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Interest income:
Interest and fees on loans	$460,308	$453,433	$462,002	$473,162	$472,926
Interest on money market investments	5,764	5,439	6,004	5,349	5,099
Interest on securities:
Held-to-maturity	7,846	7,974	8,130	8,337	9,325
Available-for-sale	19,028	17,712	21,971	22,042	25,090
Trading account	287	190	150	110	148
Total interest income	493,233	484,748	498,257	509,000	512,588

Interest expense:
Interest on deposits	15,143	15,642	16,861	19,049	20,823
Interest on short-term borrowings	78	92	178	193	256
Interest on long-term debt	47,355	50,899	51,261	51,597	65,165
Total interest expense	62,576	66,633	68,300	70,839	86,244

Net interest income	430,657	418,115	429,957	438,161	426,344
Provision for loan losses	(21,990)	(29,035)	(10,401)	(1,889)	10,853
Net interest income after provision for loan losses	452,647	447,150	440,358	440,050	415,491

Noninterest income:
Service charges and fees on deposit accounts	44,329	43,580	44,492	44,951	43,426
Other service charges, commissions and fees	45,888	42,731	46,497	44,679	44,197
Trust and wealth management income	7,732	6,994	7,450	6,521	8,057
Capital markets and foreign exchange	6,740	7,486	7,708	6,026	7,342
Dividends and other investment income	11,339	12,724	13,117	11,686	21,542
Loan sales and servicing income	10,723	10,951	10,595	10,695	10,287
Fair value and nonhedge derivative loss	(2,957)	(5,445)	(4,778)	(5,820)	(6,784)
Equity securities gains (losses), net	2,209	2,832	(682)	2,683	107
Fixed income securities gains (losses), net	(1,153)	3,299	10,259	3,046	5,519
Impairment losses on investment securities:
Impairment losses on investment securities	(4,910)	(31,493)	(120,082)	(3,876)	(24,026)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	693	21,376	36,274	1,140	16,718
Net impairment losses on investment securities	(4,217)	(10,117)	(83,808)	(2,736)	(7,308)
Other	4,515	6,184	3,309	3,495	2,280
Total noninterest income	125,148	121,219	54,159	125,226	128,665

Noninterest expense:
Salaries and employee benefits	227,328	229,789	220,039	220,223	220,765
Occupancy, net	27,951	27,389	28,226	28,601	28,169
Equipment, software and furniture	26,545	26,074	27,774	27,122	27,302
Other real estate expense	1,590	1,977	5,266	207	6,440
Credit related expense	9,397	10,482	11,302	13,316	12,415
Provision for unfunded lending commitments	3,627	(6,354)	959	2,264	4,868
Professional and legal services	17,149	10,471	15,717	12,749	12,947
Advertising	5,807	5,893	5,969	7,326	6,618
FDIC premiums	10,124	9,711	10,760	11,278	10,444
Amortization of core deposit and other intangibles	3,762	3,819	4,216	4,241	4,262
Debt extinguishment cost	40,282	—	—	—	—
Other	78,116	78,097	76,786	67,648	67,426
Total noninterest expense	451,678	397,348	407,014	394,975	401,656

Income before income taxes	126,117	171,021	87,503	170,301	142,500
Income taxes	43,091	60,634	29,817	60,704	51,036
Net income	83,026	110,387	57,686	109,597	91,464
Net loss applicable to noncontrolling interests	—	(336)	(566)	(254)	(273)
Net income applicable to controlling interest	83,026	110,723	58,252	109,851	91,737
Preferred stock dividends	(27,641)	(22,399)	(22,647)	(47,529)	(36,522)
Net earnings applicable to common shareholders	$55,385	$88,324	$35,605	$62,322	$55,215

Weighted average common shares outstanding during the period:
Basic shares	183,647	183.396	183,300	183,237	182,985
Diluted shares	184,062	183,655	183,456	183,383	183,137

Net earnings per common share:
Basic	$0.30	$0.48	$0.19	$0.34	$0.30
Diluted	0.30	0.48	0.19	0.34	0.30

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ZIONS BANCORPORATION
Press Release – Page 11
July 22, 2013

Loan Balances by Portfolio Type
(Unaudited)

(In millions)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Commercial:
Commercial and industrial	$11,899	$11,504	$11,257	$10,840	$10,471
Leasing	388	390	423	405	406
Owner occupied	7,394	7,501	7,589	7,669	7,811
Municipal	454	484	494	469	477
Total commercial	20,135	19,879	19,763	19,383	19,165

Commercial real estate:
Construction and land development	2,191	2,039	1,939	1,956	2,099
Term	7,971	8,012	8,063	8,140	8,012
Total commercial real estate	10,162	10,051	10,002	10,096	10,111

Consumer:
Home equity credit line	2,124	2,125	2,178	2,175	2,181
1-4 family residential	4,486	4,408	4,350	4,181	4,019
Construction and other consumer real estate	322	320	321	320	328
Bankcard and other revolving plans	315	293	307	295	284
Other	212	208	216	224	232
Total consumer	7,459	7,354	7,372	7,195	7,044

FDIC-supported loans [1]	432	478	528	589	642
Total loans	$38,188	$37,762	$37,665	$37,263	$36,962
1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported loans	$28,424	$18,977	$12,970	$17,594	$14,761
FDIC indemnification asset (included in other assets)	(21,845)	(20,288)	(10,610)	(14,401)	(11,233)

Balance at end of period:
FDIC-supported loans	431,935	477,725	528,241	588,566	642,246
FDIC indemnification asset (included in other assets)	51,297	71,100	90,074	100,004	117,167

	Three Months Ended
(In thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Statement of income:

Interest income:
Interest and fees on loans	$28,424	$18,977	$12,970	$17,594	$14,761

Noninterest expense:
Other noninterest expense	21,845	20,288	10,610	14,401	11,233
Net increase (decrease) in pretax income	$6,579	$(1,311)	$2,360	$3,193	$3,528

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ZIONS BANCORPORATION
Press Release – Page 12
July 22, 2013

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Nonaccrual loans	$515,708	$589,221	$630,810	$699,952	$771,510
Other real estate owned	70,031	80,701	90,269	106,356	125,142
Nonperforming lending-related assets, excluding FDIC-supported assets	585,739	669,922	721,079	806,308	896,652

FDIC-supported nonaccrual loans	5,256	4,927	17,343	19,454	21,980
FDIC-supported other real estate owned	10,758	9,203	7,882	11,834	19,674
FDIC-supported nonperforming assets	16,014	14,130	25,225	31,288	41,654
Total nonperforming lending-related assets	$601,753	$684,052	$746,304	$837,596	$938,306

Ratio of nonperforming lending-related assets to loans [1] and leases and other real estate owned	1.57%	1.80%	1.96%	2.23%	2.52%

Accruing loans past due 90 days or more, excluding FDIC-supported loans	$10,685	$12,708	$9,730	$14,508	$29,460
Accruing FDIC-supported loans past due 90 days or more	33,410	47,208	52,033	60,913	70,453
Ratio of accruing loans past due 90 days or more to loans [1] and leases	0.11%	0.16%	0.16%	0.20%	0.27%

Nonaccrual loans and accruing loans past due 90 days or more	$565,059	$654,064	$709,916	$794,827	$893,403
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans [1] and leases	1.47%	1.72%	1.87%	2.12%	2.41%

Accruing loans past due 30 - 89 days, excluding FDIC-supported loans	$103,075	$155,896	$185,422	$143,539	$142,501
Accruing FDIC-supported loans past due 30 - 89 days	6,522	11,571	11,924	15,462	15,519

Restructured loans included in nonaccrual loans	162,496	193,975	215,476	207,088	227,568
Restructured loans on accrual	385,428	416,181	407,026	421,055	393,360

Classified loans, excluding FDIC-supported loans	1,639,206	1,737,178	1,767,460	1,810,099	1,880,932

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 13
July 22, 2013

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Allowance for Loan Losses
Balance at beginning of period	$841,781	$896,087	$927,068	$973,443	$1,011,786
Add:
Provision for losses	(21,990)	(29,035)	(10,401)	(1,889)	10,853
Adjustment for FDIC-supported loans	(209)	(7,429)	(1,721)	(5,908)	(5,856)
Deduct:
Gross loan and lease charge-offs	(35,099)	(35,467)	(54,709)	(58,781)	(73,685)
Recoveries	29,429	17,625	35,850	20,203	30,345
Net loan and lease charge-offs	(5,670)	(17,842)	(18,859)	(38,578)	(43,340)
Balance at end of period	$813,912	$841,781	$896,087	$927,068	$973,443

Ratio of allowance for loan losses to loans and leases, at period end	2.13%	2.23%	2.38%	2.49%	2.63%

Ratio of allowance for loan losses to nonperforming loans, at period end	156.23%	141.68%	138.25%	128.87%	122.68%

Annualized ratio of net loan and lease charge-offs to average loans	0.06%	0.19%	0.20%	0.41%	0.47%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$100,455	$106,809	$105,850	$103,586	$98,718
Provision charged (credited) to earnings	3,627	(6,354)	959	2,264	4,868
Balance at end of period	$104,082	$100,455	$106,809	$105,850	$103,586

Total Allowance for Credit Losses
Allowance for loan losses	$813,912	$841,781	$896,087	$927,068	$973,443
Reserve for unfunded lending commitments	104,082	100,455	106,809	105,850	103,586
Total allowance for credit losses	$917,994	$942,236	$1,002,896	$1,032,918	$1,077,029

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	2.40%	2.50%	2.66%	2.77%	2.91%

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ZIONS BANCORPORATION
Press Release – Page 14
July 22, 2013

Nonaccrual Loans by Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Commercial:
Commercial and industrial	$94	$100	$91	$103	$133
Leasing	1	1	1	1	1
Owner occupied	186	195	206	223	240
Municipal	9	9	9	6	—
Total commercial	290	305	307	333	374

Commercial real estate:
Construction and land development	70	93	108	125	115
Term	71	102	125	155	182
Total commercial real estate	141	195	233	280	297

Consumer:
Home equity credit line	11	12	14	12	14
1-4 family residential	66	71	70	66	76
Construction and other consumer real estate	5	4	5	6	8
Bankcard and other revolving plans	2	1	1	1	1
Other	1	1	1	2	2
Total consumer	85	89	91	87	101
Total nonaccrual loans	$516	$589	$631	$700	$772

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Commercial:
Commercial and industrial	$2	$5	$(1)	$3	$9
Leasing	—	—	2	—	—
Owner occupied	3	5	7	10	10
Municipal	—	—	—	—	—
Total commercial	5	10	8	13	19

Commercial real estate:
Construction and land development	(3)	(3)	(7)	—	(2)
Term	(2)	5	7	16	13
Total commercial real estate	(5)	2	—	16	11

Consumer:
Home equity credit line	2	2	6	2	6
1-4 family residential	3	3	4	4	5
Construction and other consumer real estate	1	(1)	—	1	—
Bankcard and other revolving plans	—	2	1	2	1
Other	—	—	—	—	1
Total consumer loans	6	6	11	9	13
Total net charge-offs	$6	$18	$19	$38	$43

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ZIONS BANCORPORATION
Press Release – Page 15
July 22, 2013

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	June 30, 2013		March 31, 2013		December 31, 2012
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$8,652,403	0.27%	$8,111,798	0.27%	$8,652,394	0.28%
Securities:
Held-to-maturity	740,839	5.07%	756,739	5.11%	740,297	5.29%
Available-for-sale	3,090,910	2.50%	3,035,592	2.41%	2,958,311	3.01%
Trading account	36,296	3.17%	22,620	3.41%	21,793	2.74%
Total securities	3,868,045	3.00%	3,814,951	2.95%	3,720,401	3.46%

Loans held for sale	141,313	3.47%	204,597	3.50%	231,710	3.22%

Loans [1]:
Loans and leases	37,518,549	4.55%	37,099,182	4.67%	36,685,969	4.78%
FDIC-supported loans	452,849	31.22%	498,654	21.43%	559,643	15.12%
Total loans	37,971,398	4.87%	37,597,836	4.90%	37,245,612	4.94%
Total interest-earning assets	50,633,159	3.94%	49,729,182	3.99%	49,850,117	4.01%
Cash and due from banks	1,000,221		1,063,314		1,259,311
Allowance for loan losses	(837,651)		(884,363)		(925,943)
Goodwill	1,014,129		1,014,129		1,014,986
Core deposit and other intangibles	45,262		49,069		53,083
Other assets	2,808,640		2,889,354		3,014,503
Total assets	$54,663,760		$53,860,685		$54,266,057

LIABILITIES
Interest-bearing deposits:
Savings and money market	$22,871,040	0.18%	$22,735,258	0.19%	$22,356,014	0.20%
Time	2,842,322	0.59%	2,935,316	0.62%	3,038,934	0.64%
Foreign	1,642,381	0.20%	1,528,665	0.20%	1,597,513	0.23%
Total interest-bearing deposits	27,355,743	0.22%	27,199,239	0.23%	26,992,461	0.25%
Borrowed funds:
Securities sold, not yet purchased	4,076	—%	494	—%	3,320	—%
Federal funds purchased and security repurchase agreements	283,690	0.11%	289,918	0.10%	429,653	0.14%
Other short-term borrowings	—	—%	3,837	2.01%	6,293	1.71%
Long-term debt	2,214,215	8.58%	2,331,314	8.85%	2,318,478	8.80%
Total borrowed funds	2,501,981	7.60%	2,625,563	7.88%	2,757,744	7.42%
Total interest-bearing liabilities	29,857,724	0.84%	29,824,802	0.91%	29,750,205	0.91%
Noninterest-bearing deposits	17,629,219		17,211,214		17,918,890
Other liabilities	559,219		608,206		610,316
Total liabilities	48,046,162		47,644,222		48,279,411
Shareholders’ equity:
Preferred equity	1,518,823		1,229,708		1,126,566
Common equity	5,102,082		4,990,317		4,862,972
Controlling interest shareholders’ equity	6,620,905		6,220,025		5,989,538
Noncontrolling interests	(3,307)		(3,562)		(2,892)
Total shareholders’ equity	6,617,598		6,216,463		5,986,646
Total liabilities and shareholders’ equity	$54,663,760		$53,860,685		$54,266,057

Spread on average interest-bearing funds		3.10%		3.08%		3.10%

Net yield on interest-earning assets		3.44%		3.44%		3.47%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 16
July 22, 2013

GAAP to Non-GAAP Reconciliation
(Unaudited)

Tangible Return on Average Tangible Common Equity
	Three Months Ended
(Amounts in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Net earnings applicable to common shareholders (GAAP)	$55,385	$88,324	$35,605	$62,322	$55,215

Adjustments, net of tax:
Impairment loss on goodwill	—	—	583	—	—
Amortization of core deposit and other intangibles	2,391	2,425	2,677	2,692	2,704
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$57,776	$90,749	$38,865	$65,014	$57,919

Average common equity (GAAP)	$5,102,082	$4,990,317	$4,862,972	$4,758,858	$4,713,318
Average goodwill	(1,014,129)	(1,014,129)	(1,014,986)	(1,015,129)	(1,015,129)
Average core deposit and other intangibles	(45,262)	(49,069)	(53,083)	(57,345)	(61,511)
Average tangible common equity (non-GAAP) (b)	$4,042,691	$3,927,119	$3,794,903	$3,686,384	$3,636,678

Number of days in quarter (c)	91	90	92	92	91
Number of days in year (d)	365	365	366	366	366

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	5.73%	9.37%	4.07%	7.02%	6.41%

This press release presents the non-GAAP financial measure previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measure provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. This non-GAAP financial measure is used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting this non-GAAP financial measure will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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